Exhibit 9(ii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

                                EXHIBIT 1 TO THE
                                   AGREEMENT
                                      FOR
                                FUND ACCOUNTING,
                           SHAREHOLDER RECORDKEEPING,
                                      AND
                          CUSTODY SERVICES PROCUREMENT


FUND

Tower Capital Appreciation Fund
      Class A Shares
      Class B Shares
Tower Cash Reserve Fund
      Class A Shares
      Class B Shares
Tower Louisiana Municipal Income Fund
Tower Mid-Cap Equity Fund
      Class A Shares
      Class B Shares
Tower Total Return Bond Fund
Tower U.S. Government Income Fund
Tower U.S. Treasury Money Market Fund


AS REVISED:  MARCH 10, 1998